Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 7, 2025 with respect to the financial statements of Resolute Holdings Management, Inc. contained in the Registration Statement on Form 10 (Commission File No. 001-42458), which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

New York, New York

February 27, 2025